UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):August 11, 2011

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-157688	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On August 11, 2011, NorthStar Real Estate Income Trust, Inc. (the “Company”) purchased $4,000,000 of the Class C CMBS certificates of the LB-UBS Commercial Mortgage Trust 2006-C6 (the “LBUBS C Bond”) for a purchase price of $2,720,000. The LBUBS C Bond is rated as BB+ by Standard & Poor’s and Ba2 by Moody’s Investors Services and was originally rated as AA by Standard & Poor’s and Aa2 by Moody’s Investor Services, Inc.
As of July 15, 2011, the LBUBS C Bond was secured by a diverse pool, by underlying property type and location, of 175 commercial real estate first mortgage loans located throughout the United States. The main property types underlying the loans securing the LBUBS C Bond consist of office (approximately 48%), retail (approximately 34%) and multifamily (approximately 11%) with no other property type representing greater than 3% of the pool. The top ten loans make up approximately 55% of the collateral pool and consist of high quality real estate owned by institutional borrowers located in major markets including New York, Boston, San Diego, Dallas, and Washington D.C. For example, the top two loans which represent approximately 14% and 12% of the pool, respectively, are 1211 Avenue of the Americas located in New York City and 125 High Street in Boston, MA, both of which are Class A office buildings in strong locations within their markets and are owned by highly regarded institutional real estate companies. No loan outside the top two loans represents greater than 6.5% of the pool.
The LBUBS C Bond has over 10.0% credit support (higher than at origination) which does not factor in the borrowers’ equity in the underlying properties. Based on the LBUBS C Bond’s position within the capital structure, the latest reported loan-to-value ratio was 59.8%. The income on the properties securing the LBUBS C Bond, as reported by the trustee on July 15, 2011, covers debt service payments by 1.6 times. The LBUBS C Bond has a coupon of 5.48% and a weighted average life of approximately 5.1 years. At the purchase price of 68% of par, the LBUBS C Bond has a current cash yield of 8.06%.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: August 23, 2011	By:	/s/ Albert Tylis Albert Tylis
Chief Operating Officer, General Counsel and
Secretary